                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of ATS Medical, Inc. for the registration of 19,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 6, 2006, except for Note 2, as to which the date is July 13, 2006, with respect to the consolidated financial statements and schedule of ATS Medical, Inc., and our report dated March 6, 2006, except for the effects of the material weakness described in the sixth paragraph of management's report, as to which the date is July 13, 2006, with respect to ATS Medical, Inc. management's revised assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ATS Medical, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ----------------------


Minneapolis, Minnesota
July 19, 2006